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                                       EXHIBIT


                         SUBSIDIARIES OF ABBOTT LABORATORIES

     The following is a list of subsidiaries of the Company. Abbott Laboratories is not a subsidiary of any other corporation.

                                                                   State of
Domestic Subsidiaries                                            Incorporation
---------------------                                            -------------
Abbott Chemicals, Inc.                                           Delaware
Abbott Chemicals Plant, Inc.                                     Puerto Rico
Abbott Health Products, Inc.                                     Delaware
Abbott Home Infusion Services                                    New York
  of New York, Inc.

Abbott International Ltd.                                        Delaware
Abbott International Ltd. of Puerto Rico                         Puerto Rico
Abbott Laboratories International Co.                            Illinois
Abbott Laboratories Pacific Ltd.                                 Illinois

Abbott Laboratories (Puerto Rico)
  Incorporated                                                   Puerto Rico

Abbott Laboratories Residential
  Development Fund, Inc.                                         Illinois

Abbott Laboratories Services Corp.                               Illinois
Abbott Manufacturing, Inc.                                       Delaware
Abbott Trading Company, Inc.                                     Virgin Islands
Abbott Universal Ltd.                                            Delaware
CMM Transportation, Inc.                                         Delaware
Corporate Alliance, Inc.                                         Delaware
Fuller Research Corporation                                      Delaware
Laser Surgery Partnership                                        Illinois
MediSense Inc.                                                   Massachusetts
MediSense Import/Export, Inc.                                    Massachusetts
MediSense (U.K.), Inc.                                           Massachusetts
MediSense International, Inc.                                    Delaware
Medlase Holding Corporation                                      Delaware
North Shore Properties, Inc.                                     Delaware
Oximetrix de Puerto Rico, Inc.                                   Delaware
Oximetrix, Inc.                                                  Delaware
Sequoia Turner Corporation                                       California
Sequoia Turner Export Corporation                                California
Solartek Products, Inc.                                          Delaware
Sorenson Research Co., Inc.                                      Utah
Swan-Myers, Incorporated                                         Indiana
TAP Holdings Inc.                                                Delaware
TAP Pharmaceuticals Inc.                                         Delaware
Tobal Products Incorporated                                      Illinois

                                                                  Country
                                                                 in Which
Foreign Subsidiaries                                             Organized
--------------------                                             ---------
Abbott Laboratories Argentina, S.A.                              Argentina

MediSense Australia Pty. Ltd.                                    Australia

Abbott Australasia Pty. Limited                                  Australia

Abbott Laboratories Executive Superannuation                     Australia
  Pty. Limited

Abbott Laboratories Superannuation Pty. Limited                  Australia

Abbott Gesellschaft m.b.H.                                       Austria

MediSense Austria GmbH                                           Austria

Abbott Hospitals Limited                                         Bahamas

Abbott Laboratories (Bangladesh) Ltd.                            Bangladesh

Abbott, S.A.                                                     Belgium

MediSense Belgium, BVBA                                          Belgium

Abbott Ireland                                                   Bermuda

Abbott Laboratorios do Brasil Ltda.                              Brazil

Abbott Laboratories Limited                                      Canada

MediSense Canada, Inc.                                           Canada

Abbott Laboratories de Chile
  Limitada                                                       Chile

Ningbo Asia-Pacific Biotechnology Ltd.                           China, People's
                                                                 Republic of

Abbott Laboratories de Colombia, S.A.                            Colombia

Abbott Laboratories s.r.o.                                       Czech Republic

Abbott Laboratories A/S                                          Denmark

MediSense Denmark AS                                             Denmark

Abbott Laboratorios del Ecuador, S.A.                            Ecuador

Abbott, S.A. de C.V.                                             El Salvador

Abbott Investments Limited                                       England

Abbott Laboratories Limited                                      England

Abbott Laboratories Trustee
  Company Limited                                                England

MediSense (U.K.) Holding Ltd.                                    England

MediSense Britain Limited                                        England

MediSense Contract Manufacturing Ltd.                            England

Oy MediSense Suomi AB                                            Finland

Abbott France S.A.                                               France

Alcyon Analyzer S. A.                                            France

MediSense France SARL                                            France

Abbott G.m.b.H.                                                  Germany

MediSense Germany GmbH                                           Germany

Abbott Diagnostics G.m.b.H.                                      Germany

Abbott Laboratories (Hellas) S.A.                                Greece

FAMAR Panos A. Marinopoulos S.A.                                 Greece

FAMAR Anonymous Industrial Co. of                                Greece
 Pharmaceuticals and Cosmetics

Abbott Grenada Limited                                           Grenada

Abbott Laboratorios, S.A.                                        Guatemala

Abbott Laboratories Limited                                      Hong Kong

Abbott Laboratories (Hungary) Ltd.                               Hungary

Abbott Laboratories (India) Limited                              India

Abind Healthcare Private Limited                                 India

P. T. Abbott Indonesia                                           Indonesia


Abbott Laboratories, Ireland,
  Limited                                                        Ireland

Abbott Ireland Ltd.                                              Ireland

Abbott S.p.A.                                                    Italy

Laboratori Abbott S.p.A.                                         Italy

Abbott West Indies Limited                                       Jamaica

Consolidated Laboratories Limited                                Jamaica

Abbott Japan K.K.                                                Japan

Dainabot K.K.                                                    Japan

MediSense Japan Ltd.                                             Japan

Abbott Korea Limited                                             Korea

Abbott Middle East S.A.R.L.                                      Lebanon

Abbott Laboratories (Malaysia) Sdn. Bhd.                         Malaysia

Abbott Laboratories de Mexico, S.A. de C.V.                      Mexico

Abbott Laboratories (Mozambique)
  Limitada                                                       Mozambique

Abbott B.V.                                                      The Netherlands

Abbott Finance B.V.                                              The Netherlands

Abbott Holdings B.V.                                             The Netherlands

Abbott Laboratories B.V.                                         The Netherlands

Edisco B.V.                                                      The Netherlands

MediSense Europe B.V.                                            The Netherlands

MediSense Netherlands, B.V.                                      The Netherlands

Abbott Laboratories (N.Z.) Limited                               New Zealand

Abbott Laboratories Nigeria Limited                              Nigeria

Abbott Laboratories (Pakistan) Limited                           Pakistan

Abbott Laboratories, C.A.                                        Panama

Abbott Overseas, S.A.                                            Panama

Abbott Laboratorios S.A.                                         Peru

Abbott Laboratories                                              Philippines

l02 E. de los Santos Realty Co., Inc.                            Philippines

Union-Madison Realty Company, Inc.                               Philippines

Abbott Laboratorios, Limitada                                    Portugal

Abbott Laboratories (Singapore)
  Private Limited                                                Singapore

Abbott Laboratories South Africa
  (Pty.) Limited                                                 South Africa

Abbott Laboratories, S.A.                                        Spain

Abbott Cientifica, S.A.                                          Spain

Abbott Scandinavia A.B.                                          Sweden

MediSense Sverige AB                                             Sweden

Abbott A.G.                                                      Switzerland

Abbott Laboratories S.A.                                         Switzerland

Abbott Finance Company S.A.                                      Switzerland

MediSense AG                                                     Switzerland

Abbott Laboratories Taiwan Limited                               Taiwan

Abbott Laboratories Limited                                      Thailand

Abbott Laboratuarlari Ithalat Ihracat
Ve Tecaret Anonim Sirketi                                        Turkey

Abbott Laboratories Uruguay Limitada                             Uruguay

Abbott Laboratories, C.A.                                        Venezuela

Medicamentos M & R, S.A.                                         Venezuela

Date:  as of January 31, 1997